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                                                                      EXHIBIT 5A

                                   SCHEDULE A
                                     TO THE
                          INVESTMENT ADVISORY AGREEMENT
                        BETWEEN PACIFIC CAPITAL FUNDS AND
                          HAWAIIAN TRUST COMPANY, LTD.


         Name of Fund                                                  Compensation (1)
         ------------                                                  ----------------
Short Intermediate U.S. Treasury                             Annual rate of fifty one-hundredths of
Securities Fund                                              one percent (0.50%) of the average daily
Tax-Free Short Intermediate Securities                       net assets of each such Fund.
Fund

Diversified Fixed Income Fund                                Annual rate of sixty one-hundredths of
U.S. Treasury Securities Fund                                one percent (0.60%) of the average daily
Tax Free Securities Fund                                     net assets of each Fund.

Growth Stock Fund                                            Annual rate of eighty one-hundredths of
Balanced Fund                                                one percent (0.80%) of the average daily
Growth and Income Fund                                       net assets of each such Fund.
Value Fund

New Asia Growth Fund                                         Annual rate of ninety one-hundredths of
                                                             one percent (0.90%) of the average daily
                                                             net assets of such Fund.

Small Cap Fund                                               Annual rate of one and ten
International Stock Fund                                     one-hundredths of one percent (1.10%) of
                                                             the average daily net assets of each
                                                             such Fund.



Dated:_________, 1998                      PACIFIC CAPITAL FUNDS

                                           By:_______________________________
                                           Name:_____________________________
                                           Title:______________________________

                                           PACIFIC CENTURY TRUST
                                           (formerly Hawaii Trust Company, Ltd.)

                                           By:_______________________________
                                           Name:_____________________________
                                           Title:______________________________

--------
(1)       All fees are computed daily and paid monthly.

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                                AMENDED ADDENDUM


                  AMENDED ADDENDUM, dated _________, 1998, to Investment Advisory Agreement dated October 29, 1993 between Pacific Capital Funds, a Massachusetts business trust (the "Trust"), and Hawaiian Trust Company, Ltd., a state-chartered trust company having its principal place of business in Honolulu, Hawaii (the "Investment Adviser").

                  Section 3 of the Investment Advisory Agreement is hereby supplemented with respect to the New Asia Growth Fund, SMALL CAP FUND AND INTERNATIONAL STOCK FUND series of the Trust by adding the following paragraph after subsection (f) thereof:

                  In carrying out its responsibilities as described in this
Section 3, the Investment Adviser may, without limitation, subject to the requirements of Section 15 of the 1940 Act (including the requirements of Trustee and shareholder approval), retain one more sub-advisers to manage the portfolio of a Fund, at the Investment Adviser's own cost and expense. Any such sub-adviser shall have full investment discretion, including the discretion to select broker-dealers, and shall make all determinations with respect to investment of the portion of the Fund's assets assigned to it, subject to overall supervision by the Investment Adviser.

                                          PACIFIC CAPITAL FUNDS


                                          By:_______________________________
                                          Name:_____________________________
                                          Title:______________________________

                                          PACIFIC CENTURY TRUST
                                          (formerly Hawaii Trust Company, Ltd.)


                                          By:_______________________________
                                          Name:_____________________________
                                          Title:______________________________







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